Walker International Industries, Inc.
                       370 Old Country Road - Second Floor
                           Garden City, New York 11530
                                 (516) 746-4141


                                                                   May 14, 2002

Kofler, Levenstein, Romanotto & Co., P.C.
100 Merrick Road
Rockville Centre, New York 11570

Dear Sirs/Madams:

     Enclosed is a copy of the Current Report on Form 8-K (Date of Report: May 14, 2002) of Walker International Industries, Inc. which we intend to file with the Securities and Exchange Commission no later than May 20, 2002. The Form 8-K includes, among other things, disclosure of the fact that we have determined to replace Kofler, Levenstein, Romanotto & Co., P.C. as the independent accountants to audit our financial statements. This letter is being furnished to you pursuant to the requirements of Item 304(a)(3) of Regulation S-B promulgated by the Commission. We request that you furnish to us a letter, addressed to the Commission, stating whether you agree with the statements made by us in the Form 8-K in response to Item 304(a) of Regulation S-B and, if not, state the respects to which you do not agree.


                           Very truly yours,

                           Walker International Industries, Inc.


                           By:                 /s/ Mitchell S. Segal
                                  ----------------------------------------------
                                           Mitchell S. Segal, President